Exhibit 23.6

CONSENT OF HOVDE FINANCIAL, INC.

We hereby consent to the inclusion of our opinion letter, dated July 9, 2007, to the Board of Directors of Ozaukee Bank as an Exhibit to the Proxy Statement/Prospectus, which forms a part of the Registration Statement on Form F-4 of Bank of Montreal, and to the references to our name and to the description of such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Hovde Financial, Inc.
Chicago, Illinois
October 11, 2007

www.hovde.com

1824 Jefferson Place, NW Washington, DC 20036 Telephone 202.775.8109 Facsimile 202.293.5287	1629 Colonial Parkway Inverness, IL 60067 Telephone 847.991.6622 Facsimile 847.991.5928	222 N. Sepulveda Boulevard #1306 EI Segundo, CA 90245 Telephone 310-535-0030 Facsimile 310-535-9203	3908 S. Ocean Boulevard, Suite M122 Highland Beach, FL 33487 Telephone 561.279.7199 Facsimile 561.278.5856